Exhibit 10.12

EXECUTION COPY

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

By and Among

Walco International Holdings, Inc.

The Charlesbank Investors

as defined herein

and

The Management Investors

as defined herein

Dated as of September 8, 2005

i

EXHIBITS

Exhibit A            -        Form of Joinder Agreement

SCHEDULES

Schedule A        -        Management Investors

ii

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

THIS AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (the “Agreement”) is made as of September [__], 2005, by and among Walco International Holdings, Inc., a Delaware corporation (the “Company”), the Persons identified on the signature pages hereto as the Charlesbank Investors (each, a “Charlesbank Investor” and collectively, the “Charlesbank Investors”), and the individuals identified on the signature pages hereto as Management Investors (collectively, the “Management Investors,” and each individually, a “Management Investor”) and any other stockholder or option holder who from time to time becomes party to this Agreement by execution of a Joinder Agreement in substantially the form attached hereto as Exhibit A. The Charlesbank Investors, the Management Investors and the other parties who become a party hereto are sometimes referred to herein collectively as the “Stockholders,” and each individually, a “Stockholder.”

WHEREAS, on May 26, 2005, the Company, Steer Intermediate Corporation, a Delaware corporation (“Intermediate Corp.”), Steer Acquisition Corporation, a Delaware corporation (“Acquisition Corp.”), Walco Holdings, Inc., a Delaware corporation (“Walco”) and certain other Persons entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, on June 30, 2005 (the “Closing Date”), Acquisition Corp. merged with and into Walco (the “Merger”) with Walco surviving such Merger and becoming a wholly-owned subsidiary of Intermediate Corp.;

WHEREAS, pursuant to Section 2.1 of the Merger Agreement (and as further provided in Section III below), the Management Investors contributed certain shares of Class A-1 Common Stock, $.01 par value per share, of Walco (the “Walco Shares”), and/or cash, to the Company in return for shares of Series A Preferred Stock, $.01 par value per share, of the Company (the “Series A Preferred Stock”) each with an initial liquidation preference equal to the Gross Price Per Class A-1 Share;

WHEREAS, pursuant to Section III below, the Charlesbank Investors contributed cash to the Company in return for shares of Series A Preferred Stock;

WHEREAS, the parties hereto desire to agree upon the terms on which the securities of the Company, now or hereafter outstanding and held by them, will be held, transferred and voted; and

WHEREAS, the Company and the parties hereto are parties to a certain Stockholders Agreement dated as of June 29, 2005 (the “Prior Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

SECTION I.	DEFINITIONS

Section 1.1 Construction of Terms. As used herein, the masculine, feminine or neuter gender, and the singular or plural number, shall be deemed to be or to include the other genders or number, as the case may be, whenever the context so indicates or requires.

Section 1.2 Terms Not Defined. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

Section 1.3 Number of Shares of Stock. Whenever any provision of this Agreement calls for any calculation based on a number of shares of capital stock issued and outstanding or held by a Stockholder, the number of shares deemed to be issued and outstanding or held by that Stockholder, as applicable, shall be the total number of shares of Common Stock then issued and outstanding or owned by the Stockholder, as applicable, plus, without duplication, the total number of shares of Preferred Stock then issued and outstanding or owned by the Stockholder, as applicable.

Section 1.4 Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

“Acquisition Corp.” has the meaning ascribed to it in the first paragraph of this Agreement.

“Additional Offer Notice” has the meaning ascribed to it in Section 4.3(b).

An “Affiliate” of any Person means a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person; provided, however, that an Affiliate of any Charlesbank Investor shall also include (a) an employee, limited partner, general partner or director of such Charlesbank Investor and (b) any spouse, sibling or lineal ancestor or descendent of any such employee, limited partner, general partner or director or any trust for the benefit of, or any estate of, any such spouse, sibling, ancestor or descendent. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” has the meaning ascribed to it in Section 4.9.

“Agreement” has the meaning ascribed to it in the first paragraph of this Agreement.

“Allocation Percentage” means for any Charlesbank Investor the percentage as agreed to by and among the Charlesbank Investors prior to the Closing Date; provided, that the aggregate Allocation Percentages of all Charlesbank Investors shall equal one hundred percent (100%).

“Applicable Holder” has the meaning ascribed to it in Section 5.1.

“Applicable Management Investor” has the meaning ascribed to it in Section 4.7(a).

“Board of Directors” means the Board of Directors of the Company.

“Buyer” has the meaning ascribed to it in Section 4.3.

“Cause” shall have the meaning set forth in the employment agreement with the Company or any of its Subsidiaries of the applicable Management Investor, or if such Management Investor is not party to such an employment agreement, shall mean any of the following, in each case as determined by the Board of Directors in its reasonable judgment: (i) the Management Investor’s refusal or failure to perform (other than by reason of disability), or material negligence in the performance of, his or her duties and responsibilities to the Company or any of its Affiliates or his or her refusal or failure to use his or her best efforts to follow or carry out any reasonable direction of the Company’s chief executive officer or the Board of Directors or the chief executive officer or board of directors of Walco International, Inc.; (ii) material breach by the Management Investor of any provision of such Management’s Investor’s employment agreement or any other agreement between the Management Investor and the Company or any of its Affiliates; (iii) the commission of fraud, embezzlement, theft or other dishonesty by the Management Investor with respect to the Company or any of its Affiliates; (iv) the Management Investor’s indictment, conviction or plea of nolo contendere to any felony or any other crime involving dishonesty, deceit, harassment, theft, fraud or moral turpitude (“indictment,” for these purposes, meaning an indictment, probable cause hearing or any other procedure pursuant to which an initial determination of probable or reasonable cause with respect to such offense is made); or (v) any conduct that involves a breach of fiduciary obligation on the part of the Management Investor or otherwise could reasonably be expected to have a material adverse effect upon the business, interests or reputation of the Company or any of its Affiliates.

“Charlesbank Investor” has the meaning ascribed to it in the first paragraph of this Agreement.

“Charlesbank Investor Acceptance Notice” has the meaning ascribed to it in Section 4.3(c).

“Charlesbank Investor Option Period” has the meaning ascribed to it in Section 4.3(c).

“Charlesbank Majority Interest” means the Charlesbank Investors holding not less than a majority of the outstanding shares of Preferred Stock held by all Charlesbank Investors, calculated in accordance with Section 1.3 hereof.

“Charlesbank Transaction Offer” has the meaning ascribed to it in Section 4.7.

“Charter” means the Company’s Second Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.

“Closing Date” has the meaning ascribed to it in the first Whereas clause in this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the Common Stock, $.01 par value per share, of the Company, and any other common equity securities issued by the Company, and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

“Company” has the meaning ascribed to it in the first paragraph of this Agreement.

“Company Acceptance Notice” has the meaning ascribed to it in Section 4.3(b).

“Company Option Period” has the meaning ascribed to it in Section 4.3(b).

“Co-Sale Acceptance Notice” has the meaning ascribed to it in Section 4.4(b).

“Co-Sale Election Period” has the meaning ascribed to it in Section 4.4(a).

“Co-Sale Notice” has the meaning ascribed to it in Section 4.4(a).

“Co-Sale Option” has the meaning ascribed to it in Section 4.4(a).

“Drag-Along Right” has the meaning ascribed to it in Section 4.9.

“Equity Incentive Plans” means the stock option and grant plans of the Company, as amended and/or restated from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Extraordinary Transaction” has the meaning ascribed to it in the Charter.

“Intermediate Corp.” has the meaning ascribed to it in the first paragraph of this Agreement.

“Investor Amount” has the meaning ascribed to it in Section 3.2(a) below.

“Investor Shares” has the meaning ascribed to it in Section 3.2(a) below.

“IPO” means the Company’s first underwritten public offering on a firm commitment basis by a nationally recognized investment banking organization or organizations pursuant to an effective registration statement under the Securities Act, covering the offer and sale of equity securities, with respect to which such equity securities are listed for trading on either the New York Stock Exchange or the NASDAQ National Market.

“Gross Price Per Class A-1 Share” has the meaning ascribed to it in the Merger Agreement and shall be calculated as of the Closing Date for the purposes of this Agreement.

“Liens” means any mortgage, lien, option, security interest, pledge, restriction on transferability or other claim, charge or encumbrance of any kind or nature on any property or property interest.

“Management Co-Sale Acceptance Notice” has the meaning ascribed to it in Section 4.7(b).

“Management Co-Sale Election Period” has the meaning ascribed to it in Section 4.7(b).

“Management Co-Sale Notice” has the meaning ascribed to it in Section 4.7(a).

“Management Co-Sale Option” has the meaning ascribed to it in Section 4.7(a).

“Management Investor” has the meaning ascribed to it in the first paragraph of this Agreement.

“Management Investment Amount” means the aggregate value of the cash and Walco Shares (each valued at the Gross Price Per Class A-1 Share) actually contributed to the Company by the Management Investors pursuant to Section 3.1 below.

“Merger” has the meaning ascribed to it in the first Whereas clause in this Agreement.

“Merger Agreement” has the meaning ascribed to it in the first Whereas clause in this Agreement.

“Offer Notice” has the meaning ascribed to it in Section 4.3(a).

“Offered Shares” has the meaning ascribed to it in Section 4.3(a).

“Person” means an individual, a corporation, an association, a joint venture, a partnership, a limited liability company, an estate, a trust, an unincorporated organization and any other entity or organization, governmental or otherwise.

“Preferred Stock” means the Series A Preferred Stock (as adjusted by Article IV, Sections A.6 and/or A.7 of the Charter from time to time), together with any shares issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or in replacement of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

“Remaining Shares” has the meaning ascribed to it in Section 4.3(b).

“Repurchase” has the meaning ascribed to it in Section 4.10.

“Repurchase Date” has the meaning ascribed to it in Section 4.10.

“Restricted Stock Agreement” means any Restricted Stock Agreement entered into between the Company and any Management Investor from time to time.

“Sale Event” means, regardless of the form thereof, the consummation of (i) the liquidation, dissolution or winding up of the Company and its subsidiaries, whether voluntary or involuntary, or (ii) an Extraordinary Transaction.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Preferred Stock” has the meaning ascribed to it in the second Whereas clause in this Agreement.

“Shares” means, at any time, shares of (i) Common Stock, (ii) Preferred Stock, and (iii) any other equity securities now or hereafter issued by the Company, together with any options thereon and any other shares of stock issued or issuable with respect thereto and any equity securities issuable in connection with any convertible debt issued by the Company (whether by way of a stock dividend, stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization). At all times, the number of Shares deemed issued and outstanding or held or to be voted by any Stockholder shall be calculated in accordance with Section 1.3.

“Termination Event” has the meaning ascribed to it in Section 4.10.

“Transaction Offer” has the meaning ascribed to it in Section 4.3.

“Transfer” means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of a security, any interest or rights in a security, or any rights under this Agreement. “Transferred” means the accomplishment of a Transfer, and “Transferee” means the recipient of a Transfer.

“Transferring Charlesbank Investor” has the meaning ascribed to it in Section 4.7.

“Transferring Management Investor” has the meaning ascribed to it in Section 4.3.

“Unpurchased Shares” has the meaning ascribed to it in Section 4.3(f).

“Walco” has the meaning ascribed to it in the first Whereas clause in this Agreement.

“Walco Shares” has the meaning ascribed to it in the second Whereas clause in this Agreement.

SECTION II.	REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each of the Stockholders, individually and not jointly, hereby represents, warrants and covenants to the Company and each other Stockholder as follows: (a) such Stockholder has full authority, power and capacity to enter into this Agreement and perform its obligations hereunder; (b) this Agreement constitutes the valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms; and (c) the execution, delivery and performance by such Stockholder of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to such Stockholder, or require such Stockholder to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Stockholder is a party or by which the property of such Stockholder is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of such Stockholder.

SECTION III.	CONTRIBUTION; PURCHASE AND SALE

Section 3.1 Contribution.

(a) Walco Shares, and/or Cash, to be Contributed. Each Management Investor hereby agrees, individually and not jointly, to contribute to the Company, on the Closing

Date and in connection with the Closing, such number of Walco Shares and/or cash as is equal to the “Aggregate Investment Amount” shown opposite his or her name on Schedule A attached hereto (with any such Walco Shares valued at the Gross Price Per Class A-1 Share for the purpose of such contribution). Each Management Investor will contribute Walco Shares pursuant to this Section 3.1, beginning with the Walco Shares most recently issued to such Management Investor by Walco, until such time as such Management Investor has satisfied the first sentence of this Section 3.1(a), and if such Management Investor does not own a sufficient number of Walco Shares to satisfy the first sentence of this Section 3.1(a), then such Management Investor will contribute cash to the Company until such time as such Management Investor has satisfied the first sentence of this Section 3.1(a). Each Management Investor, individually and not jointly, hereby represents and warrants, as of the date hereof and as of the Closing Date, for the benefit of the Company, that (i) such Management Investor owns of record and beneficially the Walco Shares that such Management Investor will contribute to the Company, free and clear of all Liens (as defined below), (ii) no spousal consent is required with respect to the contemplated disposition of such shares in accordance with this Agreement, (iii) such Management Investor has not granted any person or entity any rights to or interest in such shares, and (iv) such Management Investor is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act.

(b) Company Issuance of Series A Preferred Stock. In consideration of the contribution of the Walco Shares, and/or cash, by such Management Investor as contemplated in Section 3.1(a), and upon receipt thereof by the Company, the Company will issue to such Management Investor, on the Closing Date, one (1) share of Series A Preferred Stock for each Walco Share so contributed and such number of shares of Series A Preferred Stock as is equal to (x) the cash so contributed by such Management Investor to the Company pursuant to Section 3.1(a), divided by (y) the Gross Price Per Class A-1 Share.

Section 3.2 Purchase and Sale.

(a) Series A Preferred Stock to be Purchased. Subject to the satisfaction of each of the conditions to Closing enumerated in Section 6 of the Merger Agreement, each Charlesbank Investor hereby agrees to purchase for cash from the Company, on the Closing Date and in connection with the Closing, such number of shares of Series A Preferred Stock (the “Investor Shares”) as is equal to such Charlesbank Investor’s Allocation Percentage of (i) $47,500,000 minus the Management Investment Amount (such amount, the “Investor Amount”), divided by (ii) the Gross Price Per Class A-1 Share, at a per share price equal to the Gross Price Per Class A-1 Share.

(b) Company Issuance of Series A Preferred Stock. In consideration of the receipt of the Investment Amount as contemplated in Section 3.2(a), and upon receipt thereof by the Company, the Company will issue to each Charlesbank Investor, on the Closing Date, such Charlesbank Investor’s Allocation Percentage of the Investor Shares.

(c) Repurchase of Charlesbank Investor Shares. If, within one hundred twenty (120) days following the Closing Date, additional employees of the Company or any of its Subsidiaries purchase shares of Preferred Stock from the Company at a price per share equal to the Gross Price Per Class A-1 Share (including pursuant to Section 3.4 hereof), the Company shall promptly thereafter repurchase, on a pro rata basis, an equivalent number of shares of Preferred Stock held by the Charlesbank Investors at a per share price equal to the Gross Price Per Class A-1 Share.

Section 3.3 Section 351. The parties hereto intend that the transactions contemplated by Sections 3.1 and 3.2 together be treated as a transaction qualifying under Section 351 of the Code. The parties agree to file all tax returns and otherwise treat such transactions consistently with the above.

Section 3.4 Post-Closing Purchase and Sale.

(a) Series A Preferred Stock to be Purchased After Closing. Subject to the satisfaction of each of the conditions to Closing enumerated in Section 6 of the Merger Agreement, William F. Lacey hereby agrees to purchase for cash from the Company, within ten (10) business days following the Closing Date, such number of shares of Series A Preferred Stock as is equal to (a) $380,000, divided by (b) the Gross Price Per Class A-1 Share, at a per share price equal to the Gross Price Per Class A-1 Share.

(b) Company Issuance of Series A Preferred Stock. In consideration of the receipt of the amount of cash contemplated in Section 3.4(a), and upon receipt thereof by the Company, the Company will issue to William F. Lacey, such number of shares of Series A Preferred Stock as is equal to (a) $380,000, divided by (b) the Gross Price Per Class A-1 Share.

SECTION IV.	RESTRICTIONS ON TRANSFER; RIGHT OF REFUSAL; CO-SALE; DRAG-ALONG PROVISIONS

Section 4.1 Restrictions on Transfer. Each Management Investor agrees that such Management Investor will not, without the prior written consent of the Company (as determined by the Board of Directors), Transfer all or any portion of the Shares now owned or hereafter acquired by such Management Investor, except as permitted in Section 4.2. If the Company (as determined by the Board of Directors) consents to such a Transfer, such Transfer shall be made only in connection with, and strictly in compliance with the conditions of this Section IV.

Section 4.2 Permitted Transfers. Notwithstanding anything herein to the contrary but subject at all times to the terms and conditions contained in any Restricted Stock Agreement to which a Management Investor is a party, the provisions of Sections 4.1, 4.3 and 4.4 shall not apply to either of the Transfers listed below, provided that no Management Investor shall be entitled to Transfer in the aggregate more than twenty-five percent (25%) of the Shares owned by such Management Investor, provided further that in each case the Transferee shall have entered into a Joinder Agreement in substantially the form attached hereto as Exhibit A providing that all Shares so Transferred shall continue to be subject to all provisions of this Agreement as if such Shares were still held by such Management Investor, except that no further Transfer shall thereafter be permitted hereunder except in compliance with Section 4.1:

(a) Transfers of Shares by any Management Investor to the spouse, children or siblings of such Management Investor or to a trust or family limited partnership for the benefit of any of them; and

(b) Transfers of Shares upon the death of any Management Investor to such Management Investor’s heirs, executors or administrators or to a trust under such Management Investor’s will, or Transfers of Shares between such Management Investor and such Management Investor’s guardian or conservator.

Notwithstanding anything to the contrary in this Agreement or any failure by a Transferee under this Section 4.2 to execute a Joinder Agreement, such Transferee shall take any Shares so Transferred subject to all provisions of this Agreement as if such Shares were still held by the Management Investor making such Transfer, whether or not they so agree in writing.

Section 4.3 Right of Refusal. Subject at all times to the terms and conditions contained in any Restricted Stock Agreement to which a Management Investor is a party and subject to such Management Investor’s receipt of the prior written consent of the Company pursuant to Section 4.1, in the event that any of the Management Investors entertains a bona fide offer to purchase all or any portion of the Shares held by such Management Investor (a “Transaction Offer”) from any other Person (a “Buyer”), such Management Investor (a “Transferring Management Investor”) may, subject to the provisions of Section 4.4 hereof, Transfer such Shares pursuant to and in accordance with the following provisions of this Section 4.3:

(a) Offer Notice. The Transferring Management Investor shall cause the Transaction Offer and all of the terms thereof to be reduced to writing and shall promptly notify the Company and each of the Charlesbank Investors of such Transferring Management Investor’s desire to effect the Transaction Offer and otherwise comply with the provisions of this Section 4.3 and, if applicable, Section 4.4 (such notice, the “Offer Notice”). The Transferring Management Investor’s Offer Notice shall constitute an irrevocable offer to sell all but not less than all of the Shares which are the subject of the

Transaction Offer (the “Offered Shares”) to the Company and the Charlesbank Investors, on the basis described below, at a purchase price equal to the price contained in, and on the same terms and conditions of, the Transaction Offer. The Offer Notice shall be accompanied by a true copy of the Transaction Offer (which shall identify the Buyer and all relevant information in connection therewith).

(b) Company Option. The Company shall have the first option to purchase all or a portion of the Offered Shares. At any time within twenty (20) days after receipt by the Company of the Offer Notice (the “Company Option Period”), the Company may elect to accept the offer to purchase with respect to any or all of the Offered Shares and shall give written notice of such election (the “Company Acceptance Notice”) to the Transferring Management Investor within the Company Option Period, which notice shall indicate the number of Offered Shares that the Company is willing to purchase. The Company Acceptance Notice shall constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Offered Shares covered by the Company Acceptance Notice. If the Company accepts the offer to purchase all of the Offered Shares, the closing for such purchase of the Offered Shares by the Company under this Section 4.3(b) shall take place within thirty (30) days following the expiration of the Company Option Period, at the offices of the Company or on such other date or at such other place as may be agreed to by the Transferring Management Investor and the Company. If the Company fails to purchase all of the Offered Shares by exercising its option under this Section 4.3(b) within the Company Option Period, the Transferring Management Investor shall so notify the Charlesbank Investors promptly (the “Additional Offer Notice”), which Additional Offer Notice shall identify the Offered Shares that the Company has failed to purchase (the “Remaining Shares”). The Remaining Shares shall be subject to the options granted to the Charlesbank Investors pursuant to Section 4.3(c) below. For purposes of this Section 4.3(b), all actions and elections by the Company shall be taken or made by the approval of a majority of the Board of Directors.

(c) Charlesbank Investors’ Option. If the Company fails to purchase all of the Offered Shares under Section 4.3(b) above, at any time within thirty (30) days after receipt by the Charlesbank Investors of the Additional Offer Notice (the “Charlesbank Investor Option Period”), each of the Charlesbank Investors may elect to accept the offer to purchase with respect to any or all of the Remaining Shares and shall give written notice of such election (the “Charlesbank Investor Acceptance Notice”) to the Transferring Management Investor within the Charlesbank Investor Option Period, which notice shall indicate the maximum number of Remaining Shares that such Charlesbank Investor is willing to purchase, including the number of Remaining Shares it would purchase if one or more of the Charlesbank Investors do not elect to purchase their Pro Rata Fractions (as defined in paragraph (d) below). The Charlesbank Investor Acceptance Notice shall constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Remaining Shares covered by the Charlesbank Investor Acceptance Notice. The closing for any purchase of Remaining Shares by the Charlesbank Investors under this Section 4.3(c) (along with the purchase by the Company of any Offered Shares under paragraph (b) above if the Company is purchasing less than all of the Offered Shares) shall take place within thirty (30) days following the expiration of Charlesbank Investor Option Period, at the offices of the Company or on such other date or at such other place as may be agreed to by the Transferring Management Investor and the Charlesbank Investors. The Transferring Management Investor shall notify the Charlesbank Investors promptly if any of the Charlesbank Investors fail to offer to purchase all of its Pro Rata Fraction.

(d) Allocation of Shares. Upon the expiration of the Charlesbank Investor Option Period, the number of Remaining Shares to be purchased by each of the Charlesbank Investors shall be determined as follows: (i) first, there shall be allocated to each of the Charlesbank Investors electing to purchase, a number of Remaining Shares equal to the lesser of (A) the number of Remaining Shares as to which such Charlesbank Investor accepted as set forth in its respective Charlesbank Investor Acceptance Notice or (B) such Charlesbank Investor’s Pro Rata Fraction (as defined below), and (ii) second, the balance, if any, not allocated under clause (i) above, shall be allocated to those Charlesbank Investors who within the Charlesbank Investor Option Period delivered an Charlesbank Investor Acceptance Notice that set forth a number of Remaining Shares that exceeded their respective Pro Rata Fractions, in each case on a pro rata basis in proportion to the number of Shares held by each such Charlesbank Investor up to the amount of such excess. A Charlesbank Investor’s “Pro Rata Fraction” shall be equal to the product obtained by multiplying the total number of Remaining Shares by a fraction, the numerator of which is the total number of Shares owned by such Charlesbank Investor, and the denominator of which is the total number of Shares held by all Charlesbank Investors, in each case as of the date of the Offer Notice.

(e) Valuation of Property. In the event that the price set forth in the Offer Notice is stated in consideration other than cash or cash equivalents, the Transferring Management Investor, the Company and a Charlesbank Majority Interest shall mutually determine the fair market value of such consideration, reasonably and in good faith, and the Company and/or the Charlesbank Investors, as the case may be, may effect their purchase under this Section 4.3 by payment of such fair market value in cash or cash equivalents.

(f) Sale to Third Party. In the event that the Company and the Charlesbank Investors do not elect to exercise the rights to purchase under this Section 4.3 with respect to all of the Offered Shares, and subject at all times to the terms and conditions contained in any Restricted Stock Agreement and subject to such Management Investor’s receipt of the prior written consent of the Company pursuant to Section 4.1, the Transferring Management Investor may sell all such Offered Shares not purchased under this Section 4.3 by either the Company or the Charlesbank Investors (the “Unpurchased Shares”) to the Buyer on the terms and conditions set forth in the Offer Notice, subject to the provisions of Section 4.4. Promptly after such Transfer, the Transferring Management Investor shall notify the Company, which in turn shall promptly notify all of the Charlesbank Investors, of the consummation thereof and shall furnish such evidence of the completion and time of completion of the Transfer and of the terms thereof as may reasonably be requested by a Charlesbank Majority Interest. Prior to the effectiveness of any Transfer to a Buyer under this Section 4.3, such Buyer shall have entered into a Joinder Agreement in substantially the form attached hereto as Exhibit A, and such Buyer shall have all the rights and obligations hereunder as if such Buyer were a Management Investor. If the Transferring Management Investor’s sale to a Buyer is not consummated in accordance with the terms of the Transaction Offer on or before sixty (60) calendar days after the latest of: (i) the expiration of the Company Option Period, (ii) the expiration of the Charlesbank Investor Option Period, (iii) the expiration of the Co-Sale Election Period set forth in Section 4.4 below, if applicable, and (iv) the satisfaction of all governmental approval or filing requirements, the Transaction Offer shall be deemed to lapse, and any Transfers of Unpurchased Shares pursuant to such Transaction Offer shall be in violation of the provisions of this Agreement unless the Transferring Management Investor sends a new Offer Notice and once again complies with the provisions of this Section 4.3 with respect to such Transaction Offer.

Section 4.4 Co-Sale Option. In the event that the Company and the Charlesbank Investors do not exercise their rights under Section 4.3 with respect to all of the Offered Shares proposed to be so Transferred in connection with any Transaction Offer and subject to such Management Investor’s receipt of the prior written consent of the Company pursuant to Section 4.1, the Transferring Management Investor may Transfer Unpurchased Shares only pursuant to and in accordance with the following provisions of this Section 4.4:

(a) Co-Sale Notice. As soon as practicable following the expiration of the Charlesbank Investor Option Period, and in no event later than five (5) days thereafter, the Transferring Management Investor shall provide notice to each of the Charlesbank Investors (the “Co-Sale Notice”) of its right to participate in the Transaction Offer on a pro rata basis with the Transferring Management Investor (the “Co-Sale Option”). To the extent one or more of the Charlesbank Investors exercise their Co-Sale Option in accordance with this Section 4.4, the number of Unpurchased Shares that the Transferring Management Investor may Transfer in the Transaction Offer shall be correspondingly reduced.

(b) Charlesbank Investor Acceptance. Each of the Charlesbank Investors shall have the right to exercise its Co-Sale Option by giving written notice of such intent to participate (the “Co-Sale Acceptance Notice”) to the Transferring Management Investor within ten (10) days after receipt by such Charlesbank Investor of the Co-Sale Notice (the “Co-Sale Election Period”). Each Co-Sale Acceptance Notice shall indicate the maximum number of Shares subject thereto which the Charlesbank Investor wishes to sell, including the number of Shares it would sell if one or more other Charlesbank Investors do not elect to participate in the sale on the terms and conditions stated in the Offer Notice. If the Transaction Offer includes the sale by the Transferring Management Investor of any shares of Common Stock, then each Charlesbank Investor shall be permitted to sell to the relevant Buyer in connection with any exercise of the Co-Sale Option, shares of Preferred Stock at a price appropriately adjusted to reflect any differences in the rights, preferences and privileges of such shares of Preferred Stock.

(c) Allocation of Shares. Each Charlesbank Investor shall have the right to sell a portion of its Shares pursuant to the Transaction Offer which is equal to the product obtained by multiplying the total number of Unpurchased Shares available for sale to the Buyer subject to the Transaction Offer by a fraction, the numerator of which is the total number of Shares held by such Charlesbank Investor and the denominator of which is the sum of the total number of Shares held by all Charlesbank Investors and the total number of Shares held by the Transferring Management Investor, in each case as of the date of the Offer Notice. In the event any Charlesbank Investor does not elect to sell the full amount of such Shares which such Charlesbank Investor is entitled to sell pursuant to this Section 4.4, then any Charlesbank Investors who have elected to sell Shares shall have the right to sell, on a pro-rata basis (based on the number of Shares held by each such Charlesbank Investor) with any other Charlesbank Investors and up to the maximum number of Shares stated in each such Charlesbank Investor’s Co-Sale Acceptance Notice, any Shares not elected to be sold by such Charlesbank Investor.

(d) Co-Sale Closing. Within ten (10) calendar days after the end of the Co-Sale Election Period, the Transferring Management Investor shall promptly notify each participating Charlesbank Investor of the number of Shares held by such Charlesbank Investor that will be included in the sale and the date on which the Transaction Offer will be consummated, which shall be no later than the later of (i) thirty (30) calendar days after the end of the Co-Sale Election Period and (ii) the satisfaction of any governmental approval or filing requirements, if any. Each participating Charlesbank Investor may effect its participation in any Transaction Offer hereunder by delivery to the Buyer, or to the Transferring Management Investor for delivery to the Buyer, of one or more instruments or certificates, properly endorsed for transfer, representing the Shares it elects to sell pursuant thereto. At the time of consummation of the Transaction Offer, the Buyer shall remit directly to each participating Charlesbank Investor that portion of the sale proceeds to which the participating Charlesbank Investor is entitled by reason of its participation with respect thereto. No Unpurchased Shares may be purchased by the Buyer from the Transferring Management Investor unless the Buyer simultaneously purchases from the participating Charlesbank Investors all of the Shares that they are entitled to sell pursuant to this Section 4.4.

(e) Liability of Investor. No Charlesbank Investor shall be required to make any representations or warranties or to provide any indemnities in connection with such sale to the Buyer other than with respect to title to the shares being conveyed, provided that each such Charlesbank Investor’s liability with respect to such representations, warranties and indemnities shall not exceed the value of the proceeds received by such Charlesbank Investor upon the consummation of the Transaction Offer.

(f) Sale to Third Party. Any Unpurchased Shares held by a Transferring Management Investor that are the subject of the Transaction Offer and that the Transferring Management Investor desires to Transfer following compliance with this Section 4.4, and subject at all times to the terms and conditions contained in any Restricted Stock Agreement and subject to such Management Investor’s receipt of the prior written consent of the Company pursuant to Section 4.1, may be sold to the Buyer only during the period specified in Section 4.4(d) and only on terms no more favorable to the Transferring Management Investor than those contained in the Offer Notice. Promptly after such Transfer, the Transferring Management Investor shall notify the Company, which in turn shall promptly notify all of the Charlesbank Investors, of the consummation thereof and shall furnish such evidence of the completion and time of completion of the Transfer and of the terms thereof as may reasonably be requested by a Charlesbank Majority Interest. Prior to the effectiveness of any Transfer to a Buyer under this Section 4.4, such Buyer shall have entered into a Joinder Agreement in substantially the form attached hereto as Exhibit A, and such Buyer shall have all the rights and obligations hereunder as if such Buyer were a Management Investor. In the event that the Transaction Offer is not consummated within the period required by this Section 4.4 or the Buyer fails timely to remit to each participating Charlesbank Investor its respective portion of the sale proceeds, the Transaction Offer shall be deemed to lapse, and any Transfer of Unpurchased Shares pursuant to such Transaction Offer shall be in violation of the provisions of this Agreement unless the Transferring Management Investor sends a new Offer Notice and once again complies with the provisions of Sections 4.3 and 4.4 with respect to such Transaction Offer.

Section 4.5 Contemporaneous Transfers. If two or more Management Investors propose concurrent Transfers that are subject to this Section IV, then the relevant provisions of Sections 4.3 and 4.4, as applicable, shall apply separately to each such proposed Transfer.

Section 4.6 Transfer and Assignment by Investor. Subject to Section 4.7, the Charlesbank Investors may freely Transfer any Shares held by them and any or all of their rights under this Agreement to any Transferee of such Charlesbank Investor’s Shares. The aforementioned Transfer rights of such Charlesbank Investor include, without limitation, the right to assign and Transfer such Charlesbank Investor’s right to accept any particular Transaction Offer, and any such Transferee shall be deemed within the definition of an “Investor” and/or “Stockholder” for purposes of this Section IV.

Section 4.7 Co-Sale Option of Management Investors. In the event that any Charlesbank Investor, or group of Charlesbank Investors, entertains a bona fide offer to purchase at least a majority of the shares of Preferred Stock then held by all Charlesbank Investors with respect to which the Drag-Along Right is not in effect (a “Charlesbank Transaction Offer”) from a Buyer (other than pursuant to Sections 4.3 and 4.4 hereof), such Charlesbank Investor (the “Transferring Charlesbank Investor”) may Transfer such Shares only pursuant to and in accordance with the following provisions of this Section 4.7:

(a) Co-Sale Notice. As soon as practicable following the receipt of the Charlesbank Transaction Offer, the Transferring Charlesbank Investor shall provide notice to each Management Investor that holds at least one percent (1%) of the outstanding shares of Preferred Stock (each, an “Applicable Management Investor,” and such notice, the “Management Co-Sale Notice”) of its right to participate in the Charlesbank Transaction Offer on a pro rata basis with the Transferring Charlesbank Investor (the “Management Co-Sale Option”).

(b) Applicable Management Investor Acceptance. Each of the Applicable Management Investors shall have the right to exercise its Management Co-Sale Option by giving written notice of such intent to participate (the “Management Co-Sale Acceptance Notice”) to the Transferring Charlesbank Investor within ten (10) days after receipt by such Applicable Management Investor of the Management Co-Sale Notice (the “Management Co-Sale Election Period”). Each Management Co-Sale Acceptance Notice shall indicate the maximum number of shares of Preferred Stock subject thereto which the Applicable Management Investor wishes to sell, including the number of shares of Preferred Stock it would sell if one or more other Applicable Management Investors do not elect to participate in the sale on the terms and conditions stated in the Management Co-Sale Notice.

(c) Allocation of Shares. Each Applicable Management Investor shall have the right to sell a portion of its shares of Preferred Stock pursuant to the Charlesbank Transaction Offer which is equal to the product obtained by multiplying the total number of shares of Preferred Stock available for sale to the Buyer subject to the Charlesbank Transaction Offer by a fraction, the numerator of which is the total number of shares of Preferred Stock held by such Applicable Management Investor and the denominator of which is the sum of the total number of shares of Preferred Stock held by all Management Investors and the total number of shares of Preferred Stock held by the Charlesbank Investors, in each case as of the date of the Offer Notice. In the event any Applicable Management Investor does not elect to sell the full amount of such shares of Preferred Stock which such Applicable Management Investor is entitled to sell pursuant to this Section 4.7, then any Applicable Management Investors who have elected to sell shares of Preferred Stock shall have the right to sell, on a pro-rata basis (based on the number of shares of Preferred Stock held by each such Applicable Management Investor) with any other Applicable Management Investors and up to the maximum number of shares of Preferred Stock stated in each such Management Investor’s Co-Sale Acceptance Notice, any shares of Preferred Stock not elected to be sold by such Applicable Management Investor.

(d) Management Co-Sale Closing. Within ten (10) calendar days after the end of the Management Co-Sale Election Period, the Transferring Charlesbank Investor shall promptly notify each participating Applicable Management Investor of the number of shares of Preferred Stock held by such Applicable Management Investor that will be included in the sale and the date on which the Charlesbank Transaction Offer will be consummated, which shall be no later than the later of (i) thirty (30) calendar days after the end of the Management Co-Sale Election Period and (ii) the satisfaction of any governmental approval or filing requirements, if any. Each participating Applicable Management Investor may effect its participation in any Charlesbank Transaction Offer hereunder by delivery to the Buyer, or to the Transferring Charlesbank Investor for delivery to the Buyer, of one or more instruments or certificates, properly endorsed for transfer, representing the shares of Preferred Stock it elects to sell pursuant thereto. At the time of consummation of the Charlesbank Transaction Offer, the Buyer shall remit directly to each participating Applicable Management Investor that portion of the sale proceeds to which such participating Applicable Management Investor is entitled by reason of its participation with respect thereto. No shares of Preferred Stock may be purchased by the Buyer from the Transferring Charlesbank Investor unless the Buyer simultaneously purchases from the participating Applicable Management Investors all of the shares of Preferred Stock that they are entitled to sell pursuant to this Section 4.7.

(e) Liability of Investor. No Applicable Management Investor shall be required to make any representations or warranties or to provide any indemnities in connection with such sale to the Buyer other than with respect to title to the shares being conveyed, provided that such Applicable Management Investor’s liability with respect to such representations, warranties and indemnities shall not exceed the value of the proceeds received by such Applicable Management Investor upon the consummation of the Charlesbank Transaction Offer.

(f) Sale to Third Party. Any shares of Preferred Stock held by a Transferring Charlesbank Investor that are the subject of the Charlesbank Transaction Offer and that the Transferring Charlesbank Investor desires to Transfer following compliance with this Section 4.7, may be sold to the Buyer only during the period specified in Section 4.7(d) and only on terms no more favorable to the Transferring Charlesbank Investor than those contained in the Management Co-Sale Notice. Promptly after such Transfer, the Transferring Charlesbank Investor shall notify the Company, which in turn shall promptly notify all of the Applicable Management Investors, of the consummation thereof and shall furnish such evidence of the completion and time of completion of the Transfer and of the terms thereof as may reasonably be requested by the holders of not less than a majority of the outstanding shares of Preferred Stock held by all Management Investors. Prior to the effectiveness of any Transfer to a Buyer under this Section 4.7, such Buyer shall have entered into a Joinder Agreement in substantially the form attached hereto as Exhibit A, and such Buyer shall have all the rights and obligations hereunder as if such Buyer were a Charlesbank Investor. In the event that the Transaction Offer is not consummated within the period required by this Section 4.7 or the Buyer fails timely to remit to each participating Applicable Management Investor its respective portion of the sale proceeds, the Charlesbank Transaction Offer shall be deemed to lapse, and any Transfer of Shares pursuant to such Charlesbank Transaction Offer shall be in violation of the provisions of this Agreement unless the Transferring Charlesbank Investor sends a new Management Co-Sale Notice and once again complies with the provisions of this Section 4.7 with respect to such Charlesbank Transaction Offer.

Section 4.8 Effect of Prohibited Transfers. If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be void ab initio; the Company and the other parties hereto shall have, in addition to any other legal or equitable remedies which they may have, the right to enforce the provisions of this Agreement by actions for specific performance (to the extent permitted by law); and the Company shall have the right to refuse to recognize any Transferee as one of its Stockholders for any purpose.

Section 4.9 Drag-Along. In the event that a Charlesbank Majority Interest has determined to consummate a Sale Event in a bona fide arms length transaction, each Management Investor shall be obligated to and shall upon the written request of a Charlesbank Majority Interest: (i) sell, transfer and deliver, or cause to be sold, transferred and delivered, to the third-party buyer a pro rata portion of, his, her or its Shares (including those Shares Transferred to and held by his, her or its Transferees) at the same price (with respect to like Shares and as appropriately adjusted to reflect any differences in the rights, preferences and privileges of Shares of different classes, series or types) and on substantially the same terms applicable to the Charlesbank Investors; and (ii) execute and deliver such instruments of conveyance and transfer and take such other action, including voting such Shares in favor of any such Sale Event proposed by a Charlesbank Majority Interest and executing any purchase agreements, merger agreements, indemnity agreements, escrow agreements, consents or related documents, as Charlesbank Majority Interest or the third-party buyer may reasonably require in order to carry out the terms and provisions of this Section 4.9 (the “Drag-Along Right”). Not less than twenty (20) days prior to the date proposed for the closing of any Sale Event, the Charlesbank Investors shall give notice to each Management Investor, setting forth in reasonable detail the name or names of the third-party buyer, the terms and conditions of the Sale Event, including the purchase price, and the proposed closing date. In furtherance of the provisions of this Section 4.9, each Management Investor by executing this agreement hereby (i) irrevocably appoints the designee of the Charlesbank Majority Interest, as its agent and attorney-in-fact (the “Agent”) (with full power of substitution) to execute all agreements, instruments and certificates and take all actions necessary or desirable to effectuate any sale hereunder; (ii) grants to the Agent a proxy to vote the Shares held by the Management Investor in favor of any Sale Event hereunder, and (iii) agrees that the appointment of the Agent and the granting of such proxy are coupled with an interest.

Section 4.10 Repurchase Right. Upon the occurrence of a Management Investor no longer being employed by Walco or Walco International, Inc., a California corporation, for any reason (a “Termination Event”), the Company or its assigns (which assigns may include one or more Charlesbank Investors), in addition to any rights contained in any Restricted Stock Agreement, shall have the right and option to repurchase (the “Repurchase”) all or any portion of the Preferred Stock held by such Management Investor or any Transferee thereof as of the date of such Termination Event. The per share purchase price for the Preferred Stock will be (i) if such Management Investor’s employment is terminated for Cause, the lesser of (A) the fair market value thereof or (B) the Gross Price Per Class A-1 Share, or (ii) if such Management Investor’s employment terminates for any other reason, the fair market value thereof. The Company or its assigns shall notify such Management Investor of its intent to effect the Repurchase (if so elected) within sixty (60) days after the Termination Event, which notice shall specify a date (the “Repurchase Date”) within sixty (60) days after delivery of such notice in which the Repurchase shall be effected. On the Repurchase Date, the Management Investor shall surrender to the Company any certificates representing the Preferred Stock being purchased, free and clear of all Liens, together with a duly executed stock power for the transfer of such Preferred Stock to the Company or the Company’s assignee or assignees. Upon the Company’s or its assignee’s receipt of the certificates from the Management Investor or any Transferees, the Company or its assignee or assignees shall deliver to him, her or them a check for the per share purchase price for the shares of Preferred Stock being purchased, provided, however, that the Company may pay such purchase price for such shares by offsetting and canceling any indebtedness then owed by the Management Investor to the Company or any of its subsidiaries. For the purposes of this Section 4.10, “fair market value” means the per share value of a share of Preferred Stock as determined in good faith by the Board of Directors of the Company.

SECTION V.	RIGHTS TO PURCHASE

Section 5.1 Right to Participate in Certain Sales of Additional Securities. The Company agrees that it will not, subject to Section 5.5 below, sell or issue: (a) any shares of capital stock of the Company, (b) securities convertible into or exercisable or exchangeable for capital stock of the Company or (c) options, warrants or rights carrying any rights to purchase capital stock of the Company, unless the Company first submits a written notice to all holders of Preferred Stock who hold more than one percent (1%) of the outstanding shares of Preferred Stock (the “Applicable Holders”) identifying the terms of the proposed sale (including the name or names of the third party proposed purchasers, price, number or aggregate principal amount of securities and all other material terms), and offers to each Applicable Holder the opportunity to purchase its Pro Rata Allotment (as hereinafter defined) of the securities (subject to increase for over-allotment if some Applicable Holders do not fully exercise their rights) on terms and conditions, including price, not less favorable than those on which the Company proposes to sell such securities to such proposed purchasers. The Company’s offer pursuant to this Section 5.1 shall remain open and irrevocable for a period of fifteen (15) days following the Company’s sending of such written notice.

Section 5.2 Applicable Holder Acceptance. Each Applicable Holder may elect to purchase the securities so offered by giving written notice thereof to the Company within such 15-day period, including in such written notice the maximum number of shares of capital stock or other securities of the Company that the Applicable Holder wishes to purchase, including the number of such shares it would purchase if one or more other Applicable Holders do not elect to purchase their respective Pro Rata Allotments.

Section 5.3 Calculation of Pro Rata Allotment. Each Applicable Holder’s “Pro Rata Allotment” of such securities shall be based on the ratio which the number of Shares held by such Applicable Holder bears to all of the issued and outstanding Shares of the Company calculated on a fully-diluted basis (as if exercised and as if converted and taking into account any adjustment to the Preferred Stock contemplated by Article IV, Sections A.6 and/or A.7 of the Charter) as of the date of such written offer. If one or more Applicable Holders do not elect to purchase their respective Pro Rata Allotment, each of the electing Applicable Holders may purchase such shares on a pro rata basis, based upon the relative holdings of Shares of each of the electing Applicable Holders in the case of over-subscription.

Section 5.4 Sale to Third Party. Any securities so offered that are not purchased by the Applicable Holders pursuant to the offer set forth in Section 5.1 above, may be sold by the Company to such proposed purchasers, but only on terms and conditions not more favorable than those set forth in the notice to the Applicable Holders, at any time within sixty (60) calendar days following the termination of the above-referenced 15-day period, but may not be sold to any other Person or on terms and conditions, including price, that are materially more favorable to such purchaser than those set forth in such offer or after such 60-day period without renewed compliance with this Article V.

Section 5.5 Exceptions to Pre-emptive Rights. Notwithstanding the foregoing, the right to purchase granted under this Section V shall be inapplicable with respect to: (i) the issuance of shares of Series A Preferred Stock or Common Stock (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock distribution, stock dividend or similar event) issued or issuable in connection with, or upon the exercise of, options or other awards granted or to be granted to employees, officers or directors of the Company pursuant to the Company’s Equity Incentive Plans, or the issuance of options or awards to so purchase such Series A Preferred Stock or Common Stock thereunder; (ii) securities issued as a result of any stock split, stock dividend, reclassification, recapitalization or reorganization or similar event with respect to the Shares; (iii) shares of Common Stock and/or Preferred Stock issued as a dividend on, or in connection with a recapitalization of, the Preferred Stock; (iv) shares of Common Stock and/or Preferred Stock issued pursuant to any strategic acquisition, equipment leasing arrangement or debt financing from a bank or similar financial institution, in each case authorized and approved by the Board of Directors; (v) shares of Common Stock and/or Preferred Stock issued in connection with an IPO or (vi) the issuance of securities with respect to which the Board of Directors unanimously determines that the provisions of this Section V should not apply.

Section 5.6 Assignment of Rights. Each Charlesbank Investor shall have the right to transfer and/or assign its rights under this Section V to any Transferee of such Charlesbank Investor’s Shares, and shall further have the right to transfer and/or assign and transfer such Charlesbank Investor’s right to accept any particular offer under Section 5.1 hereof, and any such Transferee shall be deemed within the definition of a “Charlesbank Investor” and/or “Stockholder” for purposes of this Section V.

SECTION VI.	ELECTION OF DIRECTORS

Section 6.1 Board Composition. Each Stockholder agrees to vote all of his, her or its Shares having voting power (and any other Shares over which he, she or it exercises voting control), in connection with the election of Directors and to take such other actions as are necessary so as to fix the number of Directors comprising the Board of Directors at five (5) and to elect and continue in office as Directors the following:

(a) One (1) Person nominated by Charlesbank Equity Fund VI, Limited Partnership, who shall initially be Michael Eisenson;

(b) Two (2) Persons nominated by a Charlesbank Majority Interest, who shall initially be Mark Rosen and Brandon White;

(c) The then current Chief Executive Officer of Walco; and

(d) One (1) Person that is not an Affiliate of the Company or any Stockholder and which Person is nominated by a Charlesbank Majority Interest and is reasonably acceptable to the then current Chief Executive Officer of Walco; provided, however, if such parties are not able to so agree, the Board of Directors shall be deemed to be duly constituted in the absence of such a Director.

Section 6.2 Removal; Vacancies. Each Stockholder agrees to vote all of his, her or its Shares having voting power (and any other Shares over which he, she or it exercises voting control), for the removal of any Director upon the request of the Persons then entitled to nominate such Director as set forth in Section 6.1 above, and for the election to the Board of Directors of a substitute designated by such party in accordance with the provisions hereof. Each Stockholder further agrees to vote all of his, her or its Shares having voting power (and any other Shares over which he, she or it exercises voting control) in such manner as shall be necessary or appropriate to ensure that any vacancy on the Board of Directors occurring for any reason shall be filled only in accordance with the provisions of this Section VI.

Section 6.3 Assignment. Each Stockholder agrees, as a condition to any Transfer of his, her or its Shares, to cause the Transferee to agree to the provisions of this Section VI, whereupon such Transferee shall be subject to the provisions hereof to the same extent as the Stockholders in connection with its ownership of the Shares Transferred.

SECTION VII. INCIDENTAL (PIGGYBACK) REGISTRATION

Section 7.1 Rights. Following an IPO, if the Company at any time, proposes to register any of its securities for sale for its own account or for the account of any other Person (other than a registration relating to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a Rule 145 transaction or a registration statement on Form S-4, S-8 or another form not available for registering the Shares for sale to the public), it shall each such time give written notice (the “Company’s Notice”), at its expense, to all Applicable Holders of its intention to do so at least 30 days prior to the filing of a registration statement with respect to such registration with the Securities Exchange Commission. If any Applicable Holder desires to dispose of all or part of its Shares, it may request registration thereof in connection with the Company’s registration by delivering to the Company, within ten (10) days after receipt of the Company’s Notice, written notice of such request (the “Piggyback Notice”) stating the number of Shares to be disposed of and the intended method of disposition of such Shares by such Applicable Holder. The Company shall use its commercially reasonable efforts to cause all Shares specified in the Piggyback Notice to be registered under the Securities Act so as to permit the sale or other disposition (in accordance with the intended methods thereof as aforesaid) by such Applicable Holder of the shares so registered, subject, however, to the limitations set forth in Section 7.2 hereof.

Section 7.2 Limitations on Incidental Registration. If the registration of which the Company gives notice pursuant to Section 7.1 above is for the purpose of permitting a disposition of securities by the Company pursuant to an underwritten offering, the notice shall so state, and the Company shall have the right to limit the aggregate size of the offering or the number of shares to be included therein by the Applicable Holders if requested to do so in good faith by the managing underwriter of the offering and only securities which are to be included in the underwriting may be included in the registration. Whenever the number of Shares which may be registered pursuant to Section 7.1 is limited by the provisions of this Section 7.2, the Applicable Holders shall have priority as to sales over the other holders of the Company’s securities, and the Company shall cause such other holders to withdraw their shares from such offering to the extent necessary to allow all Applicable Holders to include all of the Shares so requested to be included within such registration. Whenever the number of Shares which may be registered pursuant to Section 7.1 is still limited by the provisions of this Section 7.2, after the withdrawal of the other holders of the Company’s securities, the Company shall have priority as to sales over the Applicable Holders, and each Applicable Holder hereby agrees that it shall withdraw its Shares, on a pro rata basis with all other Applicable Holders, from such registration to the extent necessary to allow the Company to include all the shares which the Company desires to sell for its own account to be included within such registration.

SECTION VIII.	MISCELLANEOUS PROVISIONS

Section 8.1 Survival. Each of the parties hereto agrees that each representation, warranty, covenant and agreement made by it in this Agreement or in any certificate, instrument or other document delivered pursuant to this Agreement is material, shall be deemed to have been relied upon by the other parties and shall remain operative and in full force and effect after the date hereof regardless of any investigation. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties hereto and their respective successors and permitted assigns to the extent contemplated herein.

Section 8.2 Legend on Securities. The Company and the Stockholders acknowledge and agree that in addition to any other legend on the certificates representing Shares held by them, substantially the following legend shall be typed on each certificate evidencing any of the Shares held at any time by any of the Stockholders:

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF A CERTAIN STOCKHOLDERS AGREEMENT, DATED AS OF JUNE 29, 2005, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER SET FORTH THEREIN. A COMPLETE AND CORRECT COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE.

Section 8.3 Amendment and Waiver. Any party may waive any provision hereof intended for its benefit in writing. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party hereto at law or in equity or otherwise. This Agreement may be amended with the prior written consent of the Company, a majority-in-interest of the Management Investors (based upon the number of Shares held by each Management Investor), and a Charlesbank Majority Interest. Any consent given as provided in the preceding sentence shall be binding on all Stockholders.

Section 8.4 Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given, delivered and received (a) if delivered personally or (b) if sent by facsimile, registered or certified mail (return receipt requested) postage prepaid, or by courier guaranteeing next day delivery, in each case to the party to whom it is directed, which if to the Company or the Charlesbank Investors, shall be at Walco International Holdings, Inc., C/o Charlesbank Capital Partners, 600 Atlantic Avenue, 26th Floor, Boston, Massachusetts 02210-2203, Facsimile: (617) 619-5402, Attn: Michael Eisenson and Mark Rosen, with a copy to Goodwin Procter LLP, Exchange Place, Boston, MA 02109, Facsimile: (617) 523-1231, Attn: Kevin Dennis and James Curley, and if to any Management Investor, at the addresses and facsimile numbers set forth below such party’s signature hereto (or with respect to any of the above, at such other address for any party as shall be specified by notice given in accordance with the provisions hereof, provided that notices of a change of address shall be effective only upon receipt thereof). Notices delivered personally shall be effective on the day so delivered, notices sent by registered or certified mail shall be effective five days after mailing, notices sent by facsimile shall be effective when receipt is acknowledged, and notices sent by courier shall be effective on the day of actual delivery by the courier.

Section 8.5 Headings. The headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement and the other agreements, documents and instruments executed and delivered in connection herewith with counsel sophisticated in investment transactions. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the agreements, documents and instruments executed and delivered in connection herewith shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement and the agreements, documents and instruments executed and delivered in connection herewith.

Section 8.6 Counterparts. This Agreement may be executed in one or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

Section 8.7 Remedies; Severability. It is specifically understood and agreed that any breach of the provisions of this Agreement by any Person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other legal or equitable remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law) and the Company may refuse to recognize any unauthorized Transferee as one of its Stockholders for any purpose, including, without limitation, for purposes of dividend and voting rights, until the relevant party or parties have complied with all applicable provisions of this Agreement.

In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

Section 8.8 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.

Section 8.9 Adjustments. All references to share prices and amounts herein shall be equitably adjusted to reflect stock splits, stock dividends, recapitalizations and similar changes affecting the capital stock of the Company (including adjustments pursuant to Article IV, Sections A.6 and/or A.7 of the Charter).

Section 8.10 Law Governing. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware (without giving effect to principles of conflicts of law).

Section 8.11 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto as contemplated herein, and any successor to the Company by way of merger or otherwise shall specifically agree to be bound by the terms hereof as a condition of such successor. The rights of the Charlesbank Investors hereunder shall be freely assignable to Transferees of their Shares. This Agreement may not be assigned by (a) any Management Investor except as provided herein without the prior written consent of the Company (as determined by the Board of Directors) and a Charlesbank Majority Interest, and without such prior written consent any attempted Transfer shall be null and void, or (b) the Company without the prior written consent of a Charlesbank Majority Interest, and without such prior written consent any attempted Transfer shall be null and void.

Section 8.12 Market Stand-Off. Each Stockholder hereby agrees not to directly or indirectly offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any Shares held by it for such period as requested by an underwriter of securities of the Company in connection with any public offering of the Company, not to exceed one hundred eighty (180) days following the effective date of the relevant registration statement filed under the Securities Act in connection with the IPO, and not to exceed ninety (90) days following the effective date of the relevant registration statement filed under the Securities Act in connection with any other public offering of the Company, and to execute and deliver any form of agreement requested by such underwriter reasonably and in good faith to evidence the agreements of such Stockholder contained in this Section 8.12.

Section 8.13 Effectiveness. This Agreement shall terminate, and cease to have any force or effect, in the event that the Merger Agreement is terminated pursuant to Section 10 of the Merger Agreement on or before the Closing Date. In addition, Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.7, 4.10 and V shall terminate, and cease to have any force or effect, upon the effective date of the relevant registration statement filed under the Securities Act in connection with an IPO.

Section 8.14 Noncompetition and Nonsolicitation Agreement. As a condition to any Person becoming a party to this Agreement as a “Management Investor,” such Person shall first execute and deliver to the Company and/or Walco, a noncompetition and nonsolicitation agreement on terms that are acceptable to the Company, a Charlesbank Majority Interest and Walco.

Section 8.15 Prior Agreement. The Parties hereto hereby acknowledge and agree that the Prior Agreement is hereby amended, restated and superseded in all respects by this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Stockholders Agreement to be duly executed as of the date first set forth above.

THE COMPANY	WALCO INTERNATIONAL HOLDINGS, INC.

	By:	/s/ Mark Rosen
Name: Mark Rosen
Title: Secretary and Treasurer

Stockholders Agreement

CHARLESBANK INVESTORS	CHARLESBANK EQUITY FUND VI, LIMITED PARTNERSHIP

	By:	Charlesbank Equity Fund VI GP, Limited Partnership, its general partner

	By:	Charlesbank Capital Partners, LLC, its general partner

	By:	/s/ Mark Rosen
Name:
Its: Managing Director

CB OFFSHORE EQUITY FUND VI, L.P.

	By:	CB Offshore Equity Fund VI GP, Limited Partnership, its general partner

	By:	Charlesbank Capital Partners, LLC, its general partner

	By:	/s/ Mark Rosen
Name:
	Its:	Managing Director

CHARLESBANK EQUITY COINVESTMENT FUND VI, LIMITED PARTNERSHIP

	By:	Charlesbank Equity Coinvestment Fund VI GP, Limited Partnership, its general partner

	By:	Charlesbank Capital Partners, LLC, its general partner

	By:	/s/ Mark Rosen
Name:
	Its:	Managing Director

Stockholders Agreement

CHARLESBANK INVESTORS (CONTINUED)	CHARLESBANK COINVESTMENT PARTNERS, LIMITED PARTNERSHIP

	By:	Charlesbank Coinvestment Partners GP, Limited Partnership, its general partner

	By:	Charlesbank Capital Partners, LLC, its general partner

	By:	/s/ Mark Rosen
Name:
Its: Managing Director

Stockholders Agreement

MANAGEMENT INVESTORS	/s/ Jim Robison
Jim Robison

/s/ William Greg Eveland
William Greg Eveland

/s/ William F. Lacey
William F. Lacey

Stockholders Agreement

SCHEDULE A

Management Investors	Aggregate Investment Amount
Jim Robison	$2,000,000
William Greg Eveland	$1,000,000
William F. Lacey	$120,000

Stockholders Agreement

EXHIBIT A

Form of Joinder Agreement

The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Amended and Restated Stockholders Agreement (the “Agreement”) dated as of September [__], 2005, by and among Walco International Holdings, Inc. (the “Company”) and the parties named therein and for all purposes of the Agreement, the undersigned shall be included within the term [“Management Investor”/“Charlesbank Investor”] (as defined in the Agreement). The undersigned further confirms that the representations and warranties contained in Section II of the Agreement are true and correct as to the undersigned as of the date hereof. The address and facsimile number to which notices may be sent to the undersigned is as follows:

Address:	_________________________

Facsimile No.	_________________________

[NAME OF UNDERSIGNED]

Stockholders Agreement